Exhibit 99.1
Liberty Acquisition Holdings Corp.
Changes Record Date for Special Meetings
of Stockholders to Approve Business Combination with Promotora de Informaciones, S.A.
and of Warrantholders to Approve Amendment of Warrants
NEW YORK, NEW YORK, October 18, 2010 — Liberty Acquisition Holdings Corp. (NYSE Amex: LIA, LIA.U, LIA.WS) announced today that it has changed the record date for the special meeting of its stockholders to approve the proposed business combination with Promotora de Informaciones, S.A., and the special meeting of its warrantholders to approve the amendment of certain terms of its warrants, from October 8, 2010 to October 25, 2010, as of the close of business. Liberty presently expects to hold these special meetings in November 2010.
Liberty stockholders and warrantholders of record as of the close of business on the record date will receive notice of and voting materials relating to these special meetings.
As more fully described in the proxy statement/prospectus, if the business combination is consummated, each outstanding share of Liberty common stock will be exchanged for either, at the option of the stockholder, $10.00 in cash (the “Cash Alternative”) or consideration consisting of: (i) 1.5 Prisa Class A ordinary shares, (ii) 3.0 Prisa Class B convertible non-voting shares and (iii) $0.50 in cash, as well as cash in lieu of any fractional shares. Holders of all publicly-traded shares of common stock have the right to vote against the business combination proposal and, by complying with the requirements described in the proxy statement/prospectus, to validly exercise the right to require Liberty to redeem such holder’s shares of common stock if the business combination is completed, for a pro rata portion of the trust account in which a substantial portion of the proceeds of Liberty’s IPO are held. Liberty currently expects that the redemption price will be approximately $9.87 per share.
Only Liberty stockholders of record as of the close of business on the record date are entitled to have their votes counted at the Liberty special meeting of stockholders and to (i) elect to receive the $10.00 per share Cash Alternative or (ii) redeem their shares for a pro rata portion of Liberty’s trust account, in each case, as more fully described in the proxy statement/prospectus. Only Liberty warrantholders of record as of the close of business on the record date are entitled to have their votes/consents counted at the Liberty special meeting of warrantholders.
About Liberty Acquisition Holdings Corp.
Liberty Acquisition Holdings Corp. is a blank check company formed for the purpose of effecting a business combination with one or more operating businesses. The Company completed its initial public offering of 103,500,000 units at $10.00 per unit in December, 2007. Each unit was comprised of one share of common stock and one half (1/2) of one warrant to purchase a share of its common stock.
About Promotora de Informaciones, S.A.
Promotora de Informaciones, S.A., or Prisa, is the world’s leading Spanish and Portuguese-language media group in the fields of education, information and entertainment. Present in 22 countries, it reaches more than 50 million users through its global brands, like El País, 40 Principales, Santillana and Alfaguara. As a lead global player in general-interest news, both Pay TV and Free-to-View TV, spoken-word and music radio, education and publishing, it’s one of the world’s most profitable media groups with an extraordinarily wide range of assets.

Additional Information and Where to Find It:
This document may be deemed to be solicitation material in respect of the proposed business combination involving Prisa and Liberty.
On October 15, 2010, in connection with the proposed business combination, Prisa filed an amended registration statement on Form F-4 (the “Registration Statement”) with the SEC that includes a preliminary proxy statement of Liberty for the proposed business combination and proposed warrant amendment that will also constitute a prospectus of Prisa. Liberty intends to mail a definitive proxy statement/prospectus for the proposed business combination and proposed warrant amendment to its stockholders and warrantholders as of the close of business on October 25, 2010 for voting on the proposed business combination. Liberty stockholders and warrantholders are urged to read the preliminary proxy statement/prospectus, and the definitive proxy statement/prospectus when it becomes available, because these documents contain or will contain important information regarding Liberty, Prisa, the proposed business combination, the proposed warrant amendment and related matters. Stockholders and warrantholders may obtain a copy of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus when it becomes available, and any other documents filed by Liberty or Prisa with the SEC, free of charge, at the SEC’s website (www.sec.gov) or by sending a request to Liberty, 1114 Avenue of the Americas, 41st floor, New York, New York 10036, or by calling Liberty at (212) 380-2230. Prisa will also file certain documents with the Spanish Comisión Nacional del Mercado de Valores (the “CNMV”) in connection with its shareholders’ meeting to be held in connection with the proposed business combination, which will be available on the CNMV’s website at www.cnmv.es.
Participants in the Business Combination:
Prisa and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Liberty in connection with the proposed business combination and from the warrantholders of Liberty in connection with the proposed warrant amendment. Information regarding the special interests of these directors and executive officers in the business combination is included in the Registration Statement on Form F-4 (and will be included in the definitive proxy statement/prospectus for the proposed business combination) and the other relevant documents filed with the SEC.
Liberty and its directors and officers may be deemed to be participants in the solicitation of proxies from Liberty’s stockholders in respect of the proposed business combination and from the warrantholders of Liberty in connection with the proposed warrant amendment. Information regarding the officers and directors of Liberty is available in Liberty’s preliminary proxy statement contained in the Registration Statement, which has been filed with the SEC. Additional information regarding the interests of such potential participants will also be included in the Registration Statement on Form F-4 (and will be included in the definitive proxy statement/prospectus for the proposed business combination and proposed warrant amendment) and the other relevant documents filed with the SEC.

Disclaimer:
This document does not constitute an offer to sell, or an invitation to subscribe for or purchase, any securities or the solicitation of any approval in any jurisdiction, nor shall there be any sale, issuance or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. This document is not an offer of securities for sale in the United States. No securities will be offered or sold in the United States absent registration or an exemption from registration. This document does not constitute a prospectus or prospectus equivalent document. This document is not intended for distribution to, or use by any person or entity in any jurisdiction or country where such distribution or use would be contrary to local law or regulation.
Forward-Looking Statements:
This document may include “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Investors are cautioned that such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of Prisa, Liberty and the combined group after completion of the proposed business combination are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Amended and Restated Business Combination Agreement between Prisa and Liberty (the “Amended and Restated Business Combination Agreement”); (2) the outcome of any legal proceedings that may be instituted against Prisa and others following announcement of the Amended and Restated Business Combination Agreement and transactions contemplated therein; (3) the inability to complete the transactions contemplated by the Amended and Restated Business Combination Agreement due to the failure to obtain Liberty stockholder approval, Liberty warrantholder approval or Prisa shareholder approval; (4) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to complete the transactions contemplated by the Amended and Restated Business Combination Agreement; (5) the risks that Prisa’s planned asset dispositions and/or restructuring of its credit facilities will fail to be completed or fail to be completed on the terms currently anticipated or that Prisa will not receive the necessary consents under its Refinancing Master Agreement to the terms of the business combination; (6) the risk that holders of more than 80 million shares of Liberty common stock will elect to receive cash or will elect to redeem their shares; (7) the risk that other conditions to closing may not be satisfied; (8) the risk that securities markets will react negatively to the business combination or other actions by Prisa and the holders of Liberty common stock will not find this to be more attractive than the former terms of the business combination or have a different view of the value and long-term prospects of Prisa; (9) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (10) the ability to recognize the anticipated benefits of the combination of Prisa and Liberty and of Prisa to take advantage of strategic opportunities; (11) costs related to the proposed business combination; (12) the limited liquidity and trading of Liberty’s securities; (13) changes in applicable laws or regulations; (14) the possibility that Prisa may be adversely affected by other economic, business, and/or competitive factors; and (15) other risks and uncertainties indicated from time to time in Prisa’s or Liberty’s filings with the SEC.
Readers are referred to Liberty’s most recent reports filed with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of thedate made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
For further information, please contact:
In the U.S.:
Kim Sampson
Tel: (212) 850-5685
Kim.sampson@fd.com
In Europe:
Alejandra Moore Mayorga
Tel: +34 91 531 23 88
amoore@grupoalbion.net